EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 22, 2002, except for Note 18, which is as of September 26, 2002 relating to the financial statements and financial statement schedule, which appears in Pumatech, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

San Jose, California

September 5, 2003